Exhibit 99.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 11-K of the Amended and Restated Crane Co. Savings and Investment Plan (the “Plan”) for the years ended December 30, 2002 and 2001, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to her knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Plan and will be retained by the Plan and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies this Form 11-K and shall not be treated as having been filed as part of this Form 11-K.

/S/    E.M. KOPCZICK

E.M. Kopczick

Member, Administrative Committee

for the Crane Companies Savings Plans

/S/    G. S. SCIMONE

G. S. Scimone

Member, Administrative Committee

for the Crane Companies Savings Plans

Date: June 27, 2003

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